INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the registrant       |X|
Filed by a party other than
 the registrant               |_|

Check the appropriate box:
|_|  Preliminary proxy statement             |_|  Confidential, for use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
|X|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            FIRST ESSEX BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X|  No fee required.
   |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

   (5) Total fee paid:

--------------------------------------------------------------------------------

   |_|  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

--------------------------------------------------------------------------------


                            FIRST ESSEX BANCORP, INC.


                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                            to be held on May 6, 1999

                                       and

                                 PROXY STATEMENT


--------------------------------------------------------------------------------






                                    IMPORTANT
               Please mark, sign and date your proxy and promptly
                       return it in the enclosed envelope.

                                                                   April 5, 1999


Dear Stockholder:

       You are cordially invited to attend the Annual Meeting of Stockholders of First Essex Bancorp, Inc. (the "Corporation") to be held on Thursday, May 6, 1999, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts.

       The Annual Meeting has been called for the purpose of electing three Class III Directors, each for a three-year term and considering and voting upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

       The Board of Directors has fixed the close of business on March 12, 1999 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

       The Board of Directors of the Corporation recommends that you vote "FOR" the election of the three nominees of the Board of Directors as Directors of the Corporation.

       IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                                 Very truly yours,


                                                 LEONARD A. WILSON
                                                 President and Chief Executive
                                                    Officer









CORPORATE HEADQUARTERS:   71 Main Street, Andover, MA 01810 Telephone (978)
                          475-4313

                            FIRST ESSEX BANCORP, INC.

                                 71 Main Street
                          Andover, Massachusetts 01810
                            Telephone: (978) 475-4313

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on Thursday, May 6, 1999


       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Essex Bancorp, Inc. (the "Corporation") will be held on Thursday, May 6, 1999, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, for the purpose of considering and acting upon:

       1. The election of three Class III Directors each for a three-year term; and

       2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

       The Board of Directors has fixed the close of business on March 12,1999 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

       In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                             By Order of the Board of Directors


                                             WILLIAM F. BURKE
                                             Secretary


Andover, Massachusetts
April 5, 1999


       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            FIRST ESSEX BANCORP, INC.

                                 71 Main Street
                          Andover, Massachusetts 01810
                            Telephone: (978) 475-4313

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on Thursday, May 6, 1999


       This Proxy Statement is being furnished to stockholders on or about April 5, 1999 in connection with the solicitation of proxies by the Board of Directors of First Essex Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, May 6, 1999, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting").

       At the Annual Meeting, the stockholders of the Corporation will be asked to consider and vote upon the following matters:

       1. To elect three Class III Directors each for a three-year term, each such term to continue until the 2002 annual meeting and until each such Director's successor is duly elected and qualified; and,

       2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

         The Notice of Annual Meeting, Proxy Statement and proxy card are first being mailed to stockholders of the Corporation on or about April 5, 1999, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 12, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of common stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,614,634 shares of the Corporation's common stock, par value $0.10 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting and 1,248 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting.

       The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the shares present and voting is necessary to elect a nominee as a Director of the Corporation. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors. Votes will be tabulated by the Corporation's transfer agent, The First National Bank of Boston, c/o Boston Equiserve Limited Partnership.

       Stockholders of the Corporation are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. Common stock represented by properly executed proxies received by the Corporation and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the three nominees for Director listed in this proxy statement. It is not anticipated that any matters other than the election of Directors will be presented at the Annual Meeting.

If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

       Any properly completed proxy may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Corporation, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

       The Annual Report of the Corporation, including financial statements for the fiscal year ended December 31, 1998 ("fiscal 1998"), is being mailed to stockholders of the Corporation concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

       Stockholders of record on March 12, 1999 will receive a Proxy Statement and the Corporation's 1998 Annual Report to Stockholders, which contains detailed financial information concerning the Corporation. The Corporation will mail, without charge, a copy of its Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to William F. Burke, Chief Financial Officer, First Essex Bancorp, Inc., 71 Main Street, Andover, Massachusetts 01810.

                                     GENERAL

       First Essex Bancorp, Inc., a Delaware corporation, is the holding company for First Essex Bank, FSB (the "Bank").

                      PROPOSAL ONE - ELECTION OF DIRECTORS

       The Board of Directors of the Corporation currently consists of nine members and is divided into three classes, all of which have three members. Directors serve for three year terms with one class of Directors being elected by the Corporation's stockholders at each annual meeting.

       At the Annual Meeting, three Class III Directors will be elected to serve until the 2002 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Thomas S. Barenboim, William L. Lane and Robert H. Watkinson to serve as Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of each of the nominees. Each of the nominees has agreed to stand for election and to serve if elected as a Director. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

       The Board of Directors of the Corporation recommends that the Corporation's stockholders vote FOR the election of the three nominees of the Board of Directors as Directors of the Corporation.

Information Regarding Directors and Nominees

       The following table sets forth certain information as of March 12, 1999 concerning each Director of the Corporation, including the three Class III Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Corporation.

                                                                        Director
Name                                                      Age            Since(1)
----                                                    -------        -----------
CLASS I - TERM TO EXPIRE 2000
Frank J. Leone, Jr. .................................      59             1973
Robert H. Pangione...................................      63             1982
Brian W. Thompson....................................      52             1998

CLASS II - TERM TO EXPIRE 2001
Augustine J. Fabiani.................................      68             1981
Walter W. Topham.....................................      60             1981
Leonard A. Wilson, Chairman..........................      59             1989

CLASS III - TERM TO EXPIRE 1999
Thomas S. Barenboim*.................................      43             1996
William L. Lane*.....................................      57             1977
Robert H. Watkinson*.................................      58             1983

--------------------------
*    Nominee for election.

(1) The Bank converted from mutual to stock form in December, 1986, and the Corporation was simultaneously formed to be the holding company for the Bank. All Directors of the Corporation were first elected on, and have served as Directors since, December 17, 1986, except Messrs. Wilson, Barenboim, and Thompson who were elected to the Board effective as of February 16, 1989, March 21, 1996, and September, 1998 respectively. The year listed in the table is the year in which the named individual became a Trustee of the Bank (prior to its conversion from mutual to stock form) or a Director of the Corporation. All Directors are also Directors of the Bank.

     The principal occupation and business experience during at least the last five years for each Director of the Corporation is set forth below. Information regarding Mr. Wilson and Mr. Thompson is set forth under the heading "Executive Officers."

     Thomas S. Barenboim is President and owner of Clark Chrysler-Plymouth Jeep Eagle, Robert's Chrysler Plymouth, Thames Ford-Mercury, and I.T. Robert's Autobody.

     Augustine J. Fabiani is retired; he was formerly Division Personnel Manager of Massachusetts Electric Co. in North Andover, Massachusetts.

     William L. Lane is President of Valley Regional Health System, Inc. and its subsidiary corporations, Holy Family Hospital, Inc., Valley Regional Support Services, Inc., Valley Regional Ventures, Inc. and Holy Family Hospital Foundation, Inc. The principal business of these corporations is to provide acute hospital service. Mr. Lane has been the Chief Executive Officer of this entity since 1971.

     Frank J. Leone, Jr. is a partner in Leone Realty Trust, commercial real estate. He was formerly President of F.J. Leone Furniture Co., Inc., a furniture store located in Methuen, Massachusetts.

     Robert H. Pangione is President of MacDonald and Pangione Insurance Agency, Inc. in North Andover, Massachusetts, and R.C. Briggs Insurance Agency, Inc. in Amesbury, Massachusetts.

     Walter W. Topham is a partner of Topham, Fardy & Co., Certified Public Accountants, located in Andover, Massachusetts.

     Robert H. Watkinson is Executive Director of Massachusetts Statewide Emergency Telecommunications Board, in Reading, Massachusetts. He was formerly a telecommunications consultant and a Managing Director of NYNEX, at its facility in Boston.

Information Regarding the Board of Directors and its Committees

     The Board of Directors of the Corporation held 16 meetings during fiscal 1998. During fiscal 1998, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member.

     The Corporation has five standing committees: an Executive Committee, an Auditing Committee, a Compensation/Nominating Committee, a Community Reinvestment Act (CRA) Committee and a Year 2000 (Y2K) Compliance Committee.

     Executive Committee. The members of the Executive Committee are Messrs. Leone, Pangione, Thompson, Topham and Wilson. During fiscal 1998, the Executive Committee of the Corporation met seven times. The Executive Committee is vested with the authority of the Board in most matters between meetings of the Board.

     Auditing Committee. The members of the Auditing Committee are Messrs. Fabiani, Lane, Topham and Watkinson. The members of the Auditing Committee of the Corporation also serve as members of the Auditing Committee of the Bank. During fiscal 1998, the Auditing Committee of the Corporation met seven times. The Auditing Committee reviews the financial statements of the Corporation and the scope of the annual audit, monitors the Corporation's internal financial and accounting controls and recommends to the Board of Directors the appointment of independent certified public accountants.

     Compensation/Nominating Committee. The members of the Compensation/Nominating Committee are Messrs. Barenboim, Fabiani, Pangione, Topham and Wilson (ex officio). The members of the Compensation/Nominating Committee of the Corporation also constitute the Compensation/Nominating Committee of the Bank. During fiscal 1998, the Compensation /Nominating Committee of the Corporation met five times. The Compensation/Nominating Committee recommends the compensation levels, positions and titles of officers and employees of the Corporation to the Board of Directors. The members of the Compensation/Nominating Committee also serve as the Option Committee under the Corporation's 1987 Stock Option Plan (the "1987 Stock Plan") and 1997 Stock Incentive Plan (the "1997 Stock Plan" and, together with the 1987 Stock Plan, the "Stock Plans"). The Compensation/Nominating Committee recommends nominees for election as Directors of the Corporation. The Compensation/Nominating Committee will consider nominees for Director recommended by stockholders for the 2000 Annual Meeting. If any stockholder desires to make such a recommendation, the name or names of the persons recommended should be timely submitted in writing together with supporting information with respect to the qualifications and experience of such persons and the other information required by the Corporation's By-laws. See "Submission of Stockholder Proposals for 2000 Annual Meeting."

     Community Reinvestment Act (CRA) Committee. The members of the CRA Committee are Messrs. Leone and Watkinson. During fiscal 1998, the CRA committee of the corporation met four times.

     Year 2000 (Y2K) Compliance Committee. In 1998, the Board established a Y2K Compliance Committee to oversee the activities of management and others in dealing with the issues raised by the change of century. The members of the Y2K Compliance Committee are Messrs. Barenboim, Fabiani and Leone. During fiscal 1998, the Y2K Compliance Committee met seven times.

     During fiscal 1998, Directors of the Corporation who are not employees of the Corporation received $600 for each Board of Directors meeting they attended. Members of the Executive Committee, the Auditing Committee, the Compensation/Nominating Committee and the CRA Committee also received $600 for each committee meeting they attended. The Directors also received an annual retainer of $10,000 payable in cash on a quarterly basis. No such fees are paid to Directors who are also employees of the Corporation. The Directors of the Corporation are also the Directors of the Bank. No additional fees or retainers are paid to any Director for serving on the Bank's Board of Directors or any committee thereof.

Executive Officers

     The names and ages of all executive officers of the Corporation and the principal occupation and business experience during at least the last five years for each are set forth below as of February 28, 1999.

     Leonard A. Wilson became Chairman and Chief Executive Officer of the Corporation and the Bank on September 12, 1989. Mr. Wilson was President and Chief Executive Officer of the Corporation from May 1989 to September 1989, and President and Chief Executive Officer of the Bank from February 1989 to September 1989. Mr. Wilson also served as Executive Vice President of the Corporation from February 1989 to May 1989. Mr. Wilson was previously employed, since 1966, by various commercial banking subsidiaries of Shawmut Corporation in various management and executive positions. Mr. Wilson was Chairman of the Board and/or President and Chief Executive Officer for various subsidiaries of Shawmut Corporation from 1977 to 1989. Mr. Wilson is 59 years old.

     Brian W. Thompson became President and Chief Operating Officer of both the Corporation and the Bank in September 1998. At the same time, he was also elected to the Board of Directors of both the Corporation and the Bank. From December 1996 until September 1998 Mr. Thompson served as Executive Vice President of the Corporation and Executive Vice President for Commercial Banking of the Bank. Prior to joining the Corporation, Mr. Thompson was President and Chief Executive Officer of Finest Financial Corp. and its subsidiary, Pelham Bank and Trust Company, from October 1995 until its acquisition by the Corporation in December 1996. Prior to joining Finest Financial Corp., Mr. Thompson was Executive Vice President of Peoples Bancorp and Peoples Bank of Worcester from 1991 to 1995 with responsibility for commercial banking activities. He was also employed by Shawmut National Corporation serving as President of a number of banking subsidiaries and in other various executive, management and lending activities for 23 years. Mr. Thompson is 52 years old.

     William F. Burke became Chief Financial Officer of the Corporation and the Bank in October 1998. He became Senior Vice President of the Corporation and the Bank in April 1993. In addition, Mr. Burke currently holds the positions of Secretary of the Corporation and Secretary of the Bank to which he was named in May 1996 and August 1994, respectively. Mr. Burke was Vice President of the Corporation and the Bank from June 1992 to April 1993. Mr. Burke was previously employed by Shawmut National Corporation in various management capacities from 1975 to 1992. Mr. Burke is 50 years old.

     John M. DiGaetano became Executive Vice President of the Corporation and Executive Vice President for Consumer Banking of the Bank in October 1992. Mr. DiGaetano was previously employed by Shawmut National Corporation as its President of Shawmut Arlington Trust Company from 1989 to 1991. Previously Mr. DiGaetano was Executive Vice President of Consumer Banking for Arlington Trust Company from 1984 to 1989. In these positions, Mr. DiGaetano was responsible for branch administration, consumer sales, marketing and consumer lending. He was employed by Arlington Trust Company in various other capacities from 1961 through 1984. Mr. DiGaetano is 55 years old.

     Wayne C. Golon became Executive Vice President of the Corporation and Executive Vice President for Operations and Systems of the Bank in July 1995. Mr. Golon was previously employed by Shawmut National Corporation as its Senior Vice President and Division Head of Cash Management and Deposit Operations from 1992 to 1995, responsible for a staff of 850 people providing cash management and deposit account servicing to corporate, commercial, and retail customers. Prior to 1992, Mr. Golon held a variety of management positions in Operations within Shawmut National Corporation. Mr. Golon is 50 years old.

       Thomas P. Coursey became Senior Vice President and Controller of the Corporation and of the Bank in December 1996. Mr. Coursey had previously been named Vice President and Controller of the Corporation and of the Bank in August 1996. Prior to joining the Corporation, Mr. Coursey was employed by Shawmut National Corporation from 1985 to 1995 as Vice President in a variety of managerial capacities including Chief Financial Officer of various subsidiary banks, Deputy Controller, Corporate Tax Director, and Manager of Financial Operating Systems. Mr. Coursey is 51 years old.

       Each officer of the Corporation holds his office for one year and until his successor is elected and qualified or until his earlier resignation or removal.

Executive Compensation

Summary Compensation Table

       The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers serving on December 31, 1998 whose compensation exceeded $100,000 during fiscal 1998 (the "Named Executive Officers").

                                                                                   Long-Term
                                                                                  Compensation
                                                                                     Awards
                                                       Annual Compensation         Securities
                                                       -------------------         Underlying     All Other
                                                       Salary        Bonus          Options      Compensation
Name and Principal Position              Year          ($)(1)        ($)(1)          (#)(2)         ($)(3)
-------------------------------        --------    -------------  ------------- ---------------  -------------
Leonard A. Wilson                         1998        $315,000      $95,382         25,000          $198,362
    Chairman and Chief                    1997         290,000       50,025         15,000           127,202
    Executive Officer                     1996         275,507      114,660         45,000           163,557

Brian Thompson                            1998         174,231       59,046         17,500             3,200
    President and Chief                   1997         153,365       25,875         17,000             4,500
    Operating Officer                     1996               0            0              0                 0

David W. Dailey (4)                       1998         150,000       33,165              0           248,777
    Executive Vice                        1997         148,808       25,185          6,000             5,652
    President                             1996         141,799       58,380         18,000             4,236

Wayne C. Golon                            1998         152,000       36,343         10,000             3,200
    Executive Vice                        1997         144,700       16,641         17,000             4,800
    President                             1996         136,625       38,220         18,000             7,110

John M. DiGaetano                         1998         138,200       33,044         10,000             3,073
    Executive Vice                        1997         136,681       15,433          6,000             3,456
    President                             1996         129,106       36,140         18,000             4,282

-------------------

(1) Perquisites and other personal benefits paid to each Named Executive Officer in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer, and accordingly, are omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(2) Represents options granted in each of fiscal 1996, fiscal 1997 and fiscal 1998. During fiscal 1996, fiscal 1997 and fiscal 1998, the Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers.

(3) All Other Compensation represents a payment by the Corporation of premiums for term life insurance on behalf of Mr. Wilson in fiscal 1996, fiscal 1997 and fiscal 1998 in the amounts of $2,257, $2,829 and $3,162, respectively, accruals in fiscal 1996, fiscal 1997 and fiscal 1998 to Mr. Wilson's Executive Salary Continuation Agreement of $156,800, $120,000 and $192,000, respectively; a special $237,500 payment by the Corporation to Mr. Dailey in fiscal 1998 relating to his retirement (see "Employment Contracts, Termination of Employment and Change in Control Agreements") together with a $8,077 payment in lieu of accrued but unused vacation; a payment by the Corporation of relocation expenses on behalf of Mr. Golon in fiscal 1996 in the amount of $1,961; and a payment of $4,046 during fiscal 1996 to compensate Mr. Golon for the loss of tax benefit that would have accrued to him if he had been eligible to participate in the First Essex Bank 401(k) Plan (the "401(k) Plan") during the first year of his employment. The amounts reported also include Corporation matching contributions pursuant to the 401(k) Plan for fiscal 1996, fiscal 1997 and fiscal 1998, respectively, for the benefit of the named individuals. Such contributions were made in shares of Common Stock, valued as follows: Mr. Wilson, $4,500, $4,373 and $3,200; Mr. Thompson, $0, $4,500
       and $3,200; Mr. Dailey, $4,236, $5,652 and $3,200; Mr. DiGaetano, $4,282,
       $3,456 and $3,073; and Mr. Golon, $1,103, $4,800 and $3,200.

(4) Mr. Dailey retired from his employment with the Corporation on December 31, 1998.

Stock Options Granted in Fiscal 1998

       The following table sets forth certain information regarding stock options granted during fiscal 1998 to the Named Executive Officers. The grants reflected in the table were made pursuant to the 1997 Stock Plan.

                                             Individual Grants
                          ----------------------------------------------------------       Potential Realizable
                                                                                          Value at Assumed Annual
                              Number of     % of Total                                       Rates of Stock Price
                             Securities    Options/SARs    Exercise                         Appreciation For
                             Underlying     Granted to      or Base                            Option Term
                            Options/SARS   Employees in      Price     Expiration       -----------------------------
          Name                Granted (#)  Fiscal Period   ($/Share)      Date            5%($)           10%($)
         ------             -------------  -------------   ---------   ----------       ---------        --------
Leonard A. Wilson ......        25,000        17.71%        23.9837     07/08/2008      $377,081         $955,596
Brian Thompson .........        17,000        12.39         23.9837     07/08/2008       263,956          668,917
David W. Dailey (1) ....             0           --              --            --             --               --
John M. DiGaetano ......        10,000         7.08         23.9837     07/08/2008       150,832          382,238
Wayne C. Golon .........        10,000         7.08         23.9837     07/08/2008       150,832          382,238

-----------------

(1) Mr. Dailey retired from his employment with the Corporation on December 31, 1998.


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-end Option/SAR Values

       The table below sets forth certain information regarding stock options exercised during fiscal 1998 and stock options held at December 31, 1998, by the Named Executive Officers. No stock appreciation rights ("SARS") are outstanding under the Stock Plans.

                                                                  Number of
                                                                  Securities                Value of
                                                                  Underlying               Unexercised
                                                                  Unexercised             In-the-Money
                                                                 Options/SARs             Options/SARs
                                Shares                        at Fiscal Year-End       at Fiscal Year-End
                              Acquired on         Value        (#) Exercisable/          ($) Exercisable/
     Name                     Exercise (#)     Realized ($)      Unexercisable          Unexercisable(1)(2)
----------------------        ------------     ------------   ------------------       --------------------
Leonard A. Wilson ........       18,200         $277,300           58,142/84,158        $579,878/$341,947
Brian Thompson                       --               --           93,716/28,834           915,514/11,918
David W. Dailey (3) ......        2,000           26,131            2,000/12,066                 0/53,437
John M. DiGaetano ........           --               --           54,934/22,066           565,125/53,437
Wayne C. Golon ...........          850           12,006           21,208/30,792           146,338/57,287

----------------------

(1) All exercises relate to grants made pursuant to the 1987 Stock Plan.

(2) Calculations based upon the difference between the closing price of the Corporation's Common Stock on December 31, 1998 of $18.00 and the exercise price of the options under the Stock Plans.

(3) Mr. Dailey retired from his employment with the Corporation on December 31, 1998.


Pension Plan

       The Bank provides a retirement plan (the "SBERA Plan") for its eligible employees through SBERA, an unincorporated association of savings banks operating within Massachusetts and of other organizations which provide services to or for savings banks. SBERA's sole purpose is to enable the participating employers to provide pensions and other benefits for their employees.

       The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions in effect on December 31, 1998.


                                        Annual Pension Benefits
                                     Based on Years of Service (1)
                                ------------------------------------------------
       Average                                                    25 Years
    Compensation      10 Years       15 Years     20 Years        and after
    ------------      --------       --------     --------        ---------
        $20,000       $ 2,500        $ 3,750       $ 5,000       $ 6,250
         40,000         5,532          8,298        11.065        13,831
         60,000         9,232         13,848        18,465        23,081
         80,000        12,932         19,398        25,865        32,331
        100,000        16,632         24,948        33,265        41,581
        120,000        20,332         30,498        40,665        50,831
        125,000        21,257         31,886        42,515        53,143
        140,000        24,032         36,048        48,065        60,081
        150,000        25,882         38,823        51,765        64,706
        160,000(2)     27,732         41,598        55,465        69,331

--------------------

(1) The annual pension benefit is computed on the basis of a single life annuity.

(2) The maximum compensation that may be used to calculate benefits under the retirement plan is $160,000.

       The number of estimated credited years of service at age 65 for purposes of the retirement plan for the Named Executive Officers are: Mr. Wilson, 16; Mr. Thompson, 15; Mr. Dailey, 13; Mr. DiGaetano, 16; and Mr. Golon, 19.

       The pension benefit described above is funded entirely by contributions of the Bank. Mr. Wilson may also receive benefits under the Executive Salary Continuation Agreement described below.


Executive Salary Continuation Agreement

       The Corporation and the Bank (which are hereinafter sometimes referred to collectively as the "Employers") have entered into an Executive Salary Continuation Agreement with Mr. Wilson. Under this agreement, Mr. Wilson would be entitled to certain payments following retirement at or after age 62. Payments under the agreement will equal 65% of the highest annual compensation (including bonuses) received during any of the five years preceding retirement, reduced by a portion of social security benefits payable as well as amounts payable pursuant to other qualified defined benefit pension plans (i.e., the SBERA Plan). The agreement also provides for certain reduced payments if Mr. Wilson's employment terminates before age 62, and for certain benefits in the event of disability. Additionally, if Mr. Wilson were to die prior to retirement or disability, death benefits provided by this agreement may, in certain circumstances, be payable to his beneficiaries. In connection with this agreement, the Employers may elect to maintain an insurance policy on Mr. Wilson's life. As of the date of this Proxy Statement, the Employers have not elected to do so.


Employment Contracts, Termination of Employment and Change in Control
Arrangements

       The Employers have entered into amended and restated employment agreements (the "Employment Agreements") with Messrs. Wilson and Thompson. The Employment Agreements provide that such officers will receive annual compensation equal to $315,000 and $195,000, respectively, subject to increases in accordance with the Employers' usual practice. Mr. Thompson's annual compensation reflects an increase (effective September 1998) which corresponds with his midyear promotion.

       Mr. Wilson's Employment Agreement is for a three-year term, which commenced on January 1, 1997, and is extended daily until notice of non-renewal is given by either Mr. Wilson or the Employers. Mr. Thompson's Employment Agreement is for a two-year term, which commenced on January 1, 1997 and is extended daily until notice of non-renewal is given by either Mr. Thompson or the Employers. Under both of the Employment Agreements, the Employers may terminate the officer's employment at any time for "cause" as defined therein, without incurring any continuing obligations to the officer. If the Employers terminate an officer's employment for any reason other than for "cause", as defined in the Employment Agreement, or if the officer terminates his employment for "good reason", as defined therein, the Employers will remain obligated to provide (a) an amount equal to the sum of such officer's base salary or other compensation earned through the date of termination, plus such officer's pro rata share of his highest annual bonus paid during the three fiscal years preceding such termination, plus all accrued vacation and deferred compensation;
(b) a lump sum severance benefit equal to three times the sum of such officer's annual base salary and the highest annual bonus paid to such officer in the three fiscal years preceding such termination; (c) benefits as specified in the officer's Employment Agreement for the duration of what otherwise would have been the term of the Employment Agreement and (d) a pension adjustment as specified in the Employment Agreement.

       In addition, the Employers have entered into special termination agreements (the "Special Termination Agreements") with Messrs. Wilson, Thompson, Burke, DiGaetano and Golon. These agreements provide generally that if there is a "Change in Control", as defined therein, of either of the Employers and if at any time during the three-year period (in the case of Mr. Wilson and Mr. Thompson) or two-year period (in the case of Messrs. Burke, DiGaetano and Golon) following such "Change in Control", either of the Employers were to terminate the officer's employment for any reason other than due to the officer's death, or for "cause", as defined therein, or the officer were to terminate his employment with either of the Employers following a significant change in the nature or scope of the officer's responsibilities, authorities, powers, functions or duties; a determination by such officer that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by such officer immediately prior to such Change in Control; a reduction in such officer's annual base salary; a significant relocation of the Employers' offices; a failure of the Employers to pay any portion of compensation due to the officer; the termination of or a material reduction in benefits; or for failure of the Employers to obtain a satisfactory agreement from any successor to assume and agree to perform the Special Termination Agreement, the officer would be entitled to receive certain severance benefits provided in such officer's Special Termination Agreement. Such severance benefits include an amount equal to the sum of such officer's base salary or other compensation earned through the date of termination, plus such officer's pro rata share of his highest annual bonus paid during the three fiscal years preceding such termination, plus all accrued vacation and deferred compensation; and an amount equal to three times the highest average total compensation for three of the then preceding five years in the case of Messrs. Wilson and Thompson, and two times the highest average total compensation for three of the then preceding five years in the case of Messrs. Burke, DiGaetano and Golon. In the case of such a termination, Mr. Wilson and Mr. Thompson could elect to receive (in lieu of any benefits due under such officer's Special Termination Agreement) such termination benefits as he may receive under his Employment Agreement.

       The Corporation's former Chief Financial Officer, Mr. Dailey, retired from the Corporation on December 31, 1998. In connection with his retirement, the Corporation entered into an agreement with Mr. Dailey which provides for certain retirement benefits, including a lump sum special payment of $237,500; accelerated vesting and extension of the exercise date of certain stock options held by him; and continuation of health insurance benefits for a period of six months following the date of his retirement. Prior to his retirement, the Employers had entered into an Employment Agreement and a Special Termination Agreement with Mr. Dailey. These agreements terminated upon his retirement.


Compensation/Nominating Committee Interlocks and Insider Participation

       Mr. Wilson participated in the deliberations of the Compensation/Nominating Committee concerning compensation of all executive officers other than himself. No Compensation/Nominating Committee interlocks exist.


Compensation/Nominating Committee Report on Executive Compensation

       Overview

       The Corporation's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Corporation's performance goals, reward above average corporate performance, recognize individual initiative and achievement, align management's and stockholders' interests in the enhancement of stockholder value through stock and stock option awards, and assist the Corporation in attracting and retaining qualified management.

       Compensation of the Corporation's executive officers for fiscal 1998 was composed of three elements: (1) annual base salary, (2) annual performance incentives in the form of cash bonuses under the Corporation's Senior Management Incentive Compensation Plan (the "Incentive Plan") and (3) long-term performance incentives in the form of stock option awards under the Corporation's 1997 Stock Plan.

       In 1996, the Corporation retained Thomas Warren & Associates, Inc. ("Warren") as a compensation consultant to evaluate the Corporation's executive compensation. In its analysis, Warren compared the Corporation's compensation to that of a peer group of eleven Massachusetts banks with assets between $1 billion and $2.5 billion (the "Peer Group"). Warren also compared the Corporation's compensation levels to levels for banks located in New England of comparable size and type published by banking associations and other organizations ("Published Data"). Warren's analysis is reflected in the base salary ranges set for fiscal 1998.

       While the Peer Group and the banks discussed in the Published Data are not identical to the banks included in the Keefe, Bruyette & Woods, Inc. New England Savings Bank Index to which the Corporation's stock performance is compared in this Proxy Statement (see "Comparative Performance of the Corporation"), the Compensation/Nominating Committee believes that the compensation information for these groups is comparable since both groups contain many of the same banks, as well as other banks located in New England of comparable size and type.

       Each element of the Corporation's executive compensation, as well as the compensation of the Chief Executive Officer, is discussed separately below.


       Base Salary

       The fiscal 1998 salaries of the executive officers were established in December 1997 based upon salary ranges determined by the Compensation/Nominating Committee. The Committee established the salary ranges after reviewing Warren's recommendations based upon salaries paid by banks of comparable size and type located in New England.

       The Chief Executive Officer recommends to the Compensation/Nominating Committee the salary level to be paid to each executive officer within the ranges so established based upon corporate and individual performance. The numeric data used to evaluate the performance of the Corporation includes, but is not limited to, return on assets, return on equity, asset growth and quality, operating efficiency ratio, and capital position. Salaries are also based upon a subjective evaluation of the individual performance of the officer and his or her duties and responsibilities. The Compensation/Nominating Committee determines the salary level of the Chief Executive Officer based upon the same criteria.

       Base salaries in fiscal 1998 were established within the salary ranges set by the Compen-sation/Nominating Committee. Salaries were generally set within the middle third of the established salary range, reflecting the Compensation/Nominating Committee's belief that the Corporation's Named Executive Officers perform comparable duties and have comparable responsibilities to similarly situated officers at the banks analyzed in determining the salary ranges. These salaries also reflect the continuing improvement in the Corporation's performance and are designed to provide the executive officers with base salaries comparable to officers in the Corporation's Peer Group and the banks analyzed in the Published Data.


       Cash Bonuses

       Annual incentives are provided through the grant of cash bonuses pursuant to the Incentive Plan. Incentive compensation paid pursuant to the Incentive Plan is based on both organizational and individual performance, with the exception of incentive compensation for Messrs. Wilson and Thompson which is based solely on organizational performance.

       The Incentive Plan provides that bonuses, calculated as a percent of base salary, may be awarded if the Corporation meets specified performance objectives, measured on the basis of return on equity, budgeted earnings and individual performance.

       In fiscal 1998, the Compensation/Nominating Committee granted cash bonuses to Messrs. Wilson, Thompson, Dailey, DiGaetano and Golon totaling $95,382, $59,046, $33,165, $33,044 and $36,343, respectively. These awards reflect the Corporation's achievement of specified performance objectives as provided in the Incentive Plan. Bonuses awarded to Messrs. Dailey, DiGaetano and Golon also reflect such officers' attainment of individual performance goals established for 1998.


       Stock Options

       Long-term incentives are provided through the grant of stock options. The Stock Plans are administered by the Compensation/Nominating Committee, which has the power to determine those individuals to whom options and rights will be granted, the number of shares, the types of options and other terms and conditions of the options and rights. The Stock Plans provide for the granting of both "incentive stock options" and "nonqualified stock options". In addition, the 1997 Stock Plan provides for the granting of unrestricted stock awards, conditioned stock awards, performance share awards and stock appreciation rights. All options granted under the Stock Plans are required to have an exercise price per share equal to at least the fair market value of a share of Common Stock on the date the option is granted and will expire no later than ten years from the date of grant. The 1987 Stock Plan expired on August 4, 1997. Although options remain outstanding under the 1987 Stock Plan, no further options can be granted thereunder.

       In fiscal 1998, the Compensation/Nominating Committee granted stock options to Mr. Wilson and Mr. Thompson totaling 25,000 shares and 17,500, respectively, and 10,000 shares each to Messrs, DiGaetano and Golon. The stock options, which vest over a three year period, were also designed to align the officers' and stockholders' long-term objectives.


       Determination of the Chief Executive Officer's Compensation

       Mr. Wilson's salary, cash bonus, and stock options are determined by the Compensation/Nominating Committee substantially in accordance with the policies described above relating to all executives of the Corporation. In particular, the Compensation/Nominating Committee considered, among other things, the following performance criteria in determining Mr. Wilson's 1998 base salary: (1) financial performance of the Corporation; (2) selection and management of staff;
(3) development of regional business relationships; (4) effective management of bank budgets and asset growth; and (5) development of new opportunities for business expansion. The grant of a cash bonus to Mr. Wilson in fiscal 1998 reflects the Corporation's achievement of certain performance objectives as specified in the Incentive Plan.

       In December 1997, the Compensation/Nominating Committee increased Mr. Wilson's base salary for fiscal 1998. This salary increase reflects the continuing improvement in the performance of the Corporation, recognizes Mr. Wilson's achievement of certain strategic goals including building an experienced management team, improving asset quality and developing a strategic plan for the Corporation, and ensures that Mr. Wilson's salary will remain comparable to that of other chief executive officers of similarly situated banks. Mr. Wilson's December 1997 increase also included a "range adjustment" to bring his base salary closer to the midpoint of the range for his position.

       THOMAS S. BARENBOIM
       AUGUSTINE J. FABIANI
       ROBERT H. PANGIONE
       WALTER W. TOPHAM
       LEONARD A. WILSON (ex officio)

Comparative Performance by the Corporation

       The chart that follows compares the Common Stock with (i) the S&P 500 and
(ii) the Keefe, Bruyette & Woods, Inc. ("KBW") New England Savings Bank Index, and assumes an investment of $100 on December 31, 1993, in each of the following: (1) the Common Stock of the Corporation; (2) the Stocks comprising the S&P 500 Index; and (3) the Stocks of the KBW New England Savings Bank Index.

                               [PERFORMANCE GRAPH]


       First Essex Bancorp (FESX) Vs. The Five Year Total Return for the
                  KBW New England Bank Index and S&P 500 Index

Index of Total Return

500.00

400.00

300.00

200.00

100.00

  0.00

12/31/93    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98

                       Source: KEEFE, BRUYETTE WOODS, INC.

                     INDEX OF TOTAL RETURN (12/31/93 = 100)


---------------------------------------------------------------------------------------
                    S&P 500       KBW New England       FESEX           Price Plus
  DATE               INDEX          Bank Index         Indexed     Cumulative Dividends
---------------------------------------------------------------------------------------
12/31/93            100.00           100.00            100.00             $6.750
 3/31/94             96.24           105.19            117.56             $7.935
 6/30/94             96.65           123.93            144.57             $9.759
 9/30/94            101.38           118.33            138.27             $9.333
12/31/94            101.36           100.67            113.91             $7.689
--------------------------------------------------------------------------------
 3/31/95            111.19           113.03            125.66             $8.482
 6/30/95            121.77           128.41            128.83             $8.696
 9/30/95            131.42           146.93            167.80            $11.326
12/31/95            139.31           157.13            181.54            $12.254
--------------------------------------------------------------------------------
 3/31/96            146.78           157.45            173.48            $11.710
 6/30/96            153.35           167.00            177.43            $11.977
 9/30/96            158.05           187.66            197.74            $13.348
12/31/96            171.21           217.03            218.26            $14.732
--------------------------------------------------------------------------------
 3/31/97            175.83           225.37            247.28            $16.691
 6/30/97            206.46           270.80            295.39            $19.939
 9/30/97            221.91           319.57            345.94            $23.351
12/31/97            228.26           373.11            397.14            $26.807
--------------------------------------------------------------------------------
 3/31/98            260.03           395.82            414.47            $27.977
 6/30/98            268.59           386.00            386.81            $26.110
 9/30/98            241.92           302.58            289.83            $19.563
12/31/98            293.36           344.79            316.59            $21.370
--------------------------------------------------------------------------------

                                           Source: KEEFE, BRUYETTE & WOODS, INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       At the close of business on March 12, 1999, there were issued and outstanding 7,614,634 shares of Common Stock entitled to cast 7,614,634 votes. On March 12, 1999, the closing price of the Corporation's Common Stock as reported by The Nasdaq Stock Market was $17.00 per share.


Principal Stockholders

       The following table sets forth, as of March 12, 1999, the beneficial ownership of Common Stock for (i) each current Director and nominee for re-election as a Director of the Corporation, (ii) each executive officer named in the Executive Compensation table, and (iii) all current directors and executive officers of the Corporation as a group. The Corporation is not aware of any person who owns beneficially more than 5% of the Common Stock.

       Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock issuable by the Corporation pursuant to options which may be exercised within 60 days after March 12, 1999 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.


                                            Number of Shares
                                            of Common Stock
                                              Beneficially       Percent
       Name                                      Owned(1)        of Class
-------------------                         -----------------   ----------
Thomas S. Barenboim                              23,720           0.31%
David W. Dailey (2)(3)                           35,015           0.46%
John M. DiGaetano (3)                            71,260           0.93%
Augustine J. Fabiani (4)                         21,665           0.28%
Wayne C. Golon (2)(3)                            33,110           0.43%
William L. Lane (2)                              19,872           0.26%
Frank J. Leone, Jr (2)(5).                       35,565           0.47%
Robert H. Pangione (2)(6)                        95,973           1.26%
Brian W. Thompson (3)                           115,750           1.50%
Walter W. Topham (2)(7)                          24,092           0.32%
Robert H. Watkinson (2)                          24,048           0.32%
Leonard A. Wilson (2)(3)                        145,026           1.89%
All Directors and Officers as a group
   (14 persons) (1)(3)(4)(5)(6)(7)              694,085           8.68%

------------------------

(1) The amounts set forth above as beneficially owned include shares of Common Stock which such beneficial owner had the right to acquire within 60 days of March 12, 1999 under options previously granted pursuant to the 1987 Stock Plan and/or the 1997 Stock Plan in the following amounts: Mr. Barenboim, 14,500 shares; Mr. Dailey, 14,066 shares; Mr. DiGaetano, 63,000 shares; Mr. Fabiani, 12,000 shares; Mr. Golon, 29,146 shares; Mr. Lane, 12,000 shares; Mr. Leone, 9,000 shares; Mr. Pangione, 4,000 shares; Mr. Thompson, 97,383 shares; Mr. Topham, 7,000 shares; Mr. Watkinson,

    12,000 shares; Mr. Wilson, 64,163 shares; and all of the Directors and Officers as a group, 383,590 shares. The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2) Indicates that such person shares voting or investment power as to all or a portion of such shares. The number of shares as to which each person shares voting or investment power is as follows: Mr. Dailey, 19,000 shares; Mr. Golon, 3,000 shares; Mr. Lane, 4,552 shares; Mr. Leone, 26,440 shares; Mr. Pangione, 12,825 shares; Mr. Topham, 2,457 shares; Mr. Watkinson, 3,000 shares; Mr. Wilson, 28,500 shares.

(3) Includes shares allocated to the account of such persons under the 401(k) Plan in the following amounts: Mr. Dailey, 1,949 shares; Mr. DiGaetano, 4,075 shares; Mr. Golon, 964 shares; Mr. Thompson 2,762 shares and Mr. Wilson, 11,163 shares; and all of the Directors and Officers as a group, 23,070 shares.

(4) Includes 1,595 shares owned by a trust of which Mr. Fabiani is the trustee and the beneficiary.

(5) Includes 26,440 shares owned by a trust of which Mr. Leone is a trustee and a beneficiary.

(6) Includes 35,000 shares owned by Mr. Pangione's wife. Mr. Pangione disclaims beneficial ownership of the shares owned by his wife.

(7) Includes 43 shares owned jointly by Mr. Topham's wife and daughter.


Certain Transactions With Management and Others

       As a matter of policy, the Bank makes loans to Directors, officers and employees of the Corporation or the Bank within the limitations set by law, provided that such loans are on the same terms and conditions as offered to any other borrower. All loans that have been obtained by the Directors, officers and employees of the Corporation or the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features to the Bank. All loans to Directors or officers must be approved by the Board of Directors.

       From time to time the Bank has purchased various services and products in the ordinary course of its business from various companies owned or operated by, or employing, certain of its Directors. Approximately $65,000, less the trade-in value of two automobiles of approximately $24,000, was expended for two automobiles that were purchased from a company owned by Mr. Barenboim in the year ended December 31, 1998. Such transactions have been entered into on terms no less favorable to the Bank than would have been available from unrelated third parties.


                            EXPENSES OF SOLICITATION

       The Corporation will pay the entire expense of soliciting proxies for the Annual Meeting. D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies and will be compensated in the amount of $1,500 plus reasonable out-of-pocket expenses. In addition to such solicitation and solicitation by use of the mails, certain Directors, officers and regular employees of the Corporation and the Bank (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

       Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers and any persons who own more than 10% of the Corporation's common stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes of ownership of common stock. Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on the information furnished to the Corporation during fiscal 1998, all such Section 16(a) filing requirements were complied with.


                          NOTICE OF 2000 ANNUAL MEETING

       Notice is hereby given that the 2000 Annual Meeting of Stockholders of First Essex Bancorp, Inc. will be held on Thursday, May 4, 2000, unless stockholders are notified otherwise.


           SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

       In order to be eligible for inclusion in the Corporation's proxy statement and form of proxy for the annual meeting scheduled to be held in May 2000, stockholder proposals must comply with SEC rule 14a-8 and any other applicable rules and must be delivered to the Corporation's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was mailed on or about April 5, 1999, so the date by which proposals are required to be received under Rule 14a-8 will be December 7, 1999.

       In addition, the By-laws of the Corporation provide that any proposals or Director nominations submitted by stockholders that will not be included in the Proxy Statement for an annual meeting may still be presented for action at such annual meeting if such proposal is filed with the Secretary of the Corporation at least 75 days, but not more than 120 days, before the anniversary of the previous year's annual meeting (the "Anniversary Date"). However, if the annual meeting is scheduled for a date more than seven days before the Anniversary Date, stockholder proposals or nominations must be received by the Corporation before the later of (i) 20 days after public disclosure of the date for the annual meeting or (ii) the 75th day before the annual meeting. If next year's annual meeting is held as scheduled, proposals or nominations must be received not earlier than January 7, 2000, but not later than February 21, 2000, and any proposal or nomination submitted after February 21, 2000 will be untimely. The By-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Any proposals should be mailed to: Secretary, First Essex Bancorp, Inc., 71 Main Street, Andover, Massachusetts 01810.


                             INDEPENDENT ACCOUNTANTS

       Arthur Andersen LLP served as the independent public accountants for the Corporation for fiscal 1998 and is expected to serve as the Corporation's independent public accountants for 1999. Representatives of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.


                                  OTHER MATTERS

       The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                    0981-1999-PS

FEB65B                            DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                           FIRST ESSEX BANCORP, INC.

                  71 MAIN STREET, ANDOVER, MASSACHUSETTS 01810

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 1999

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints Leonard A. Wilson, Brian W. Thompson and William F. Burke and each of them the attorney and proxy of the undersigned, with full power of substitution to vote all shares of common stock of First Essex Bancorp, Inc. (the "Corporation") held of record by the undersigned at the close of business on March 12, 1999, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, May 6, 1999 at 10:00 a.m., local time at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts and any adjournments thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments thereof. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before said meeting and any adjournments thereof.

       When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR election of the three nominees proposed by the Board of Directors as Class III Directors of the Corporation, so that a stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy on the reverse side and return it in the enclosed envelope.


    PLEASE SIGN EXACTLY AS NAME APPEARS HEREON AND DATE ON THE REVERSE SIDE
          AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

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FEB65A                             DETACH HERE
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     Please mark
[X]  votes as in
     this example.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) pursuant to the revocation methods specified in the Proxy Statement.

1. To elect the following three nominees proposed by the Board of Directors as Class III Directors of the Corporation.

   Nominees:  Thomas S. Barenboim, William L. Lane and Robert H. Watkinson

              FOR                      WITHHELD
              ALL  [ ]             [ ] FROM ALL
    FOR    NOMINEES                    NOMINEES
    ALL
  EXCEPT
    [ ]
         -----------------------------------------
    If you wish to withhold your shares from one or two of the nominees, mark the "For All Except" box and write nominee's(s) name(s) on the line above.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [ ]
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]

Please date and sign exactly as your name appears hereon and return in the enclosed envelope. Where there is more than one holder only one must sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.


Signature:                 Date:         Signature:                Date:
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